As filed with the Securities and Exchange Commission on April 13, 2010
Registration Nos. 333-165771 and 333-165771-01 through 333-165771-09

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2780	36-2704017
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrants as specified in their charters)
300 Tower Parkway
Lincolnshire, Illinois 60069
(847) 541-9500
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
Steven Rubin, Esq.
ACCO Brands Corporation
Senior Vice President, General Counsel and Secretary
300 Tower Parkway
Lincolnshire, Illinois 60069
(847) 541-9500
(Name, address, including zip code, and telephone number, including area code of agent for service)
Copies to:
John T. Blatchford, Esq.
Vedder Price P.C.
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601
(312) 609-7500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

	State or Other Jurisdiction of	I.R.S. Employer
Exact Name of Subsidiary Guarantor*	Incorporation or Organization	Identification No.
ACCO Brands USA LLC	Delaware	13-2657051
Day-Timers, Inc.	Delaware	13-3346671
General Binding Corporation	Delaware	36-0887470
ACCO International Holdings, Inc.	Delaware	84-1688750
GBC International, Inc.	Nevada	36-3061171
ACCO Brands International, Inc.	Delaware	84-1688753
ACCO Europe Finance Holdings, LLC	Delaware	84-1688754
ACCO Europe International Holdings, LLC	Delaware	84-1688755
Boone International, Inc.	California	33-0354886

*	The address of each of the subsidiary guarantors is 300 Tower Parkway, Lincolnshire, Illinois 60069 and the telephone number of each of the subsidiary guarantors is (847) 541-9500.

Explanatory Note
     This Amendment No. 1 to the Registration Statement on Form S-4 is being filed solely to replace Exhibit 3.20 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and the by-laws of ACCO Brands and its subsidiaries.
Registrants incorporated in Delaware
     With respect to the registrants incorporated in Delaware, Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Further subsections of DGCL Section 145 provide that:
•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
     As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.
     Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.
ACCO Brands Corporation
     The indemnification provisions of the DGCL described in “Registrants incorporated in Delaware” above also relates to directors and officers of the ACCO Brands Corporation.
     The by-laws of the Company provide that the Company will indemnify any director or officer who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall also apply in cases where the director or officer is a party to an action or suit by or in the right of the Company unless such person has been judged liable to the Company, provided that indemnification will still apply if the Court of Chancery of Delaware or the court in which the action or suit was brought determines that the director or officer is fairly entitled to indemnity for all expenses that the court shall deem proper. In cases where the director or officer is successful in defending one or more but not all claims brought against such person, the Company shall indemnify the director or officer against all expenses actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved (for purposes of this provision, successful defense of a claim shall mean the termination of any claim, with or without prejudice).
     The indemnification of directors and officers shall also extend to instances where the director or officer is not a party to the action but a witness involved in a suit, action or proceeding. The determination of conduct required for indemnification to operate under the by-laws shall be in cases when (a) a change of control has not occurred, (i) by the board of directors by a majority vote of the disinterested directors even though less than a quorum, or (ii) if there are no disinterested directors or, even if there are disinterested directors, a majority of such disinterested directors so directs by (x) independent counsel in a written opinion to the board of directors, or (y) the stockholders of the Company, or (b) if a change of control shall have occurred, by the independent counsel selected by the claimant in a written opinion to the board of directors, unless the claimant requests that such determination be made by the board of directors in which case it shall be made as in clause (a) of this sentence. Expenses incurred in the determination of entitlement to indemnification are also indemnified.
     If a change of control has not occurred or if it shall have occurred and the claimant requests that the determination be made by the board of directors, the claimant will be presumed to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the board of directors following receipt of the request the board shall not have resolved by majority vote of the disinterested directors to submit the determination to an independent counsel or the stockholders for their determination at the next annual meeting, or any special meeting held earlier and (ii) within sixty days after receipt by the Company of the request (or if in good faith the board of directors determines that additional time is required by it for the determination and, prior to the end of the sixty day period, notifies the claimant) the board shall not have made the determination by a majority vote of the disinterested directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have held on or before the date prescribed (or on or before a later date, not exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the board of directors acting in good faith) provided, however that this sentence shall not apply if the claimant has misstated or omitted to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty day or ninety day period referred to in clause (a)(ii) of the immediately preceding sentence or (II) if the board of directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting. The indemnification and expenses provided shall continue as to any director or officer after their term or employment as a director or officer and shall inure to the benefit of the heirs of such person.
     Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company, at the sole discretion of the board of directors, in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred; provided that in each case the Company shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in such by-laws.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
Guarantors incorporated in Delaware
     ACCO Brands International, Inc. (“ACCO International”), ACCO International Holdings, Inc. (“ACCO International Holdings”), Day-Timers, Inc. (“Day-Timers”), General Binding Corporation (“GBC” and collectively with ACCO International, ACCO International Holdings and Day-Timers, the “Delaware Corporate Guarantors”) are organized under the laws of the state of Delaware.
     The indemnification provisions of the DGCL described in “Registrants incorporated in Delaware” above also relates to directors and officers of the Delaware Corporate Guarantors.
     The by-laws of ACCO International, ACCO International Holdings, Day-Timers and GBC, provide that each corporation will indemnify any director or officer who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall also apply in cases where the director or officer is a party to an action or suit by or in the right of the Issuer unless such person has been judged liable to the Issuer, provided that indemnification will still apply if the Court of Chancery of Delaware or the court in which the action or suit was brought determines that the director or officer is fairly entitled to indemnity for all expenses that the court shall deem proper. In cases where the director or officer is successful in defending the claims brought against such person, the corporation shall indemnify the director or officer against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. The indemnification and expenses provided shall continue as to any director or officer after their term or employment as a director or officer and shall inure to the benefit of the heirs of such person.
     The Delaware Corporation Guarantors’ by-laws permit such entities to purchase and maintain insurance on behalf of its directors, officers and certain other parties against any liability asserted against and incurred by such person in such capacity. The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the Delaware Corporation Guarantors, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
ACCO Brands USA LLC
     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     Under the ACCO Brands USA LLC limited liability company agreement, the Company will indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the ACCO Brands USA LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
ACCO Europe Finance Holdings, LLC
     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     Pursuant to the ACCO Europe Finance Holdings, LLC limited liability company agreement, ACCO Europe Finance Holdings, LLC will indemnify and hold harmless each officer and director from and against all claims, in which the officer and director may be involved or may be threatened to be involved by reason of such officers’ and directors’ good faith management of the company.
     Furthermore, ACCO Europe Finance Holdings, LLC will indemnify its officers and directors to the fullest extent permitted under applicable law; however, officers and directors will not be entitled to receive indemnification under the limited liability company agreement with respect to: (i) any claim with respect to which any officer and director has engaged in fraud, bad faith, gross negligence or willful misconduct, or (ii) any claim initiated by such officer and director unless such claim (A) was brought to enforce such officers’ and directors’ rights to indemnification, (B) was authorized or consented by the Board of Directors.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the ACCO Europe Finance Holdings, LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
ACCO Europe International Holdings LLC
     Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
     Pursuant to the ACCO Europe International Holdings, LLC limited liability company agreement, ACCO Europe International Holdings, LLC will indemnify and hold harmless each officer and director from and against all claims, in which the officer and director may be involved or may be threatened to be involved by reason of such officers’ and directors’ good faith management of the company.
     Furthermore, ACCO Europe International Holdings, LLC will indemnify its officers and directors to the fullest extent permitted under applicable law; however, officers and directors will not be entitled to receive indemnification under the limited liability company agreement with respect to: (i) any claim with respect to which any officer and director has engaged in fraud, bad faith, gross negligence or willful misconduct, or (ii) any claim initiated by such officer and director unless such claim (A) was brought to enforce such officers’ and directors’ rights to indemnification, (B) was authorized or consented by the Board of Directors.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, including the ACCO Europe International Holdings, LLC, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
Boone International, Inc.
     Boone International, Inc. (“Boone”) is a corporation organized under the laws of the state of California.
     Section 317 of the California General Corporation Law (“CGCL”) sets forth the provisions pertaining to the indemnification of corporate agents. For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of a corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Section 317 mandates indemnification of an agent for expenses where the agent’s defense is successful on the merits. In other cases, Section 317 allows a corporation to indemnify an agent for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred if the agent acted in good faith and in a manner the agent believed to be in the best interests of the corporation and its shareholders. Such indemnification must be authorized by (1) a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceedings, (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (3) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon or (4) the court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, a corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a corporation to advance expenses to an agent for certain actions upon receiving an undertaking by the agent that he or she will reimburse the corporation if it is later determined that he or she is not entitled to be indemnified.

     The by-laws of Boone provide that the corporation, to the maximum extent permitted by the CGCL, shall have power to indemnify any director or officer against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship, and to the maximum extent permitted by law, the corporation shall have power to advance such director’s or officer’s reasonable expenses in any such proceeding.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, including Boone, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
GBC International, Inc.
     With respect to GBC International, Inc., which is incorporated under the laws of the State of Nevada, the Chapter 78 of the Nevada Revised Statutes provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.
     Furthermore, Chapter 78 of the Nevada Revised Statutes provides that under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.
     Finally, Chapter 78 of the Nevada Revised Statutes provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
     The Bylaws of GBC International, Inc. do not contain provisions regarding indemnification.
     The Company maintains an insurance policy on behalf of itself and its subsidiaries, including GBC International, Inc., and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of such directors and officers.
Item 21. Exhibits.
     The exhibits listed below in the “Index to Exhibits” are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings.
     The following undertakings are made by each of the undersigned registrants.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

ACCO BRANDS CORPORATION
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Neal V. Fenwick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Thomas P. O’Neill, Jr.	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

* George V. Bayly	Director

* Dr. Patricia O. Ewers	Director

* G. Thomas Hargrove	Director

* Robert H. Jenkins	Director

Signature	Title

* Thomas Kroeger	Director

* Michael Norkus	Director

* Norman H. Wesley	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

ACCO BRANDS USA LLC
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Neal V. Fenwick	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Thomas P. O’Neill, Jr.	Senior Vice President, Finance and Accounting (Principal Accounting Officer)

* Boris Elisman	Director

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

ACCO BRANDS INTERNATIONAL, INC. ACCO INTERNATIONAL HOLDINGS, INC.
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	President and Director (Principal Executive Officer)

* Neal V. Fenwick	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

ACCO EUROPE FINANCE HOLDINGS, LLC ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	President and Director (Principal Executive Officer)

* Neal V. Fenwick	Vice President and Director (Principal Financial and Accounting Officer)

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

BOONE INTERNATIONAL, INC.
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	Chief Executive Officer and Director (Principal Executive Officer)

* Neal V. Fenwick	Vice President, Finance and Director (Principal Financial Officer)

* Thomas P. O’Neill, Jr.	Vice President (Principal Accounting Officer)

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

DAY-TIMERS, INC.
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Boris Elisman	President (Principal Executive Officer)

* Neal V. Fenwick	Vice President and Director (Principal Financial and Accounting Officer)

* Robert J. Keller	Director

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

GENERAL BINDING CORPORATION
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	Chief Executive Officer and Director (Principal Executive Officer)

* Neal V. Fenwick	Executive Vice President and Director (Principal Financial Officer)

* Thomas P. O’Neill, Jr.	Vice President (Principal Accounting Officer)

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on the 12th day of April, 2010.

GBC INTERNATIONAL, INC.
By:	/s/ Steven Rubin
Steven Rubin
Vice President and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the 12th day of April, 2010.

Signature	Title

* Robert J. Keller	President (Principal Executive Officer)

* Neal V. Fenwick	Vice President, Treasurer and Director (Principal Financial Officer)

* Thomas P. O’Neill, Jr.	Assistant Treasurer (Principal Accounting Officer)

/s/ Steven Rubin Steven Rubin	Director

*By:	/s/ Steven Rubin
Steven Rubin
(Attorney-in-Fact)

INDEX TO EXHIBITS

Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation (incorporated by reference to Annex A to the proxy statement/prospectus — information statement included in ACCO Brands Corporation’s (the “Registrant”) Registration Statement on Form S-4 (File No. 333-124946))

2.2	Amendment to Agreement and Plan of Merger, dated as of August 4, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation (incorporated by reference to Exhibit 2.2 to The Registrant’s Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))

3.1	Restated Certificate of Incorporation of ACCO Brands Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant on May 19, 2008 (File No. 001-08454))

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed August 17, 2005)

3.3	By-laws of ACCO Brands Corporation as amended through December 19, 2008 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on December 24, 2008 (File No. 001-08454))

3.4	Certificate of Incorporation of ACCO Brands International, Inc. (incorporated by reference to Exhibit 3.3 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.5	By-laws of ACCO Brands International, Inc. (incorporated by reference to Exhibit 3.4 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.6	Certificate of Formation of ACCO Brands USA LLC (incorporated by reference to Exhibit 3.5 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.7	Limited Liability Company Agreement of ACCO Brands USA LLC (incorporated by reference to Exhibit 3.6 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.8	Certificate of Formation of ACCO Europe Finance Holdings, LLC (incorporated by reference to Exhibit 3.7 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.9	Limited Liability Company Agreement of ACCO Europe Finance Holdings, LLC (incorporated by reference to Exhibit 3.8 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

Number	Description of Exhibit
3.10	Certificate of Formation of ACCO Europe International Holdings, LLC (incorporated by reference to Exhibit 3.9 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.11	Limited Liability Company Agreement of ACCO Europe International Holdings, LLC (incorporated by reference to Exhibit 3.10 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.12	Certificate of Incorporation of ACCO International Holdings, Inc. (incorporated by reference to Exhibit 3.11 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.13	By-laws of ACCO International Holdings, Inc. (incorporated by reference to Exhibit 3.12 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.14	Restated Articles of Incorporation of Boone International, Inc. (incorporated by reference to Exhibit 3.13 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.15	By-laws of Boone International, Inc. (incorporated by reference to Exhibit 3.14 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.16	Certificate of Incorporation of Day-Timers, Inc. (incorporated by reference to Exhibit 3.15 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.17	By-laws of Day-Timers, Inc. (incorporated by reference to Exhibit 3.16 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.18	Articles of Incorporation of GBC International, Inc. (incorporated by reference to Exhibit 3.17 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.19	By-laws of GBC International, Inc. (incorporated by reference to Exhibit 3.18 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

3.20	Amended and Restated Certificate of Incorporation of General Binding Corporation, as amended*

3.21	By-laws of General Binding Corporation (incorporated by reference to Exhibit 3.20 to ACCO Brands Corporation’s Registration Statement on Form S-4 filed October 3, 2005 (File No. 333-128784))

Number	Description of Exhibit
4.1	Indenture, dated as of August 5, 2005, between ACCO Financial, Inc. and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated August 3,2005 and filed August 8, 2005 (File No. 001-08454))

4.2	Supplemental Indenture, dated as of August 17, 2005, among ACCO Brands Corporation, the Guarantors signatory thereto and Wachovia Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 17, 2005 and filed August 23, 2005 (File No. 001-08454))

4.3	Joinder Agreement, dated as of August 17, 2005, among ACCO Brands Corporation, the Guarantors signatory thereto and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated August 17, 2005 and filed August 23, 2005 (File No. 001-08454))

4.4	Indenture, dated as of September 30, 2009, among ACCO Brands Corporation, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

4.5	Registration Rights Agreement, dated as of September 30, 2009, among ACCO Brands Corporation, the guarantors named therein and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., CJS Securities, Inc. and Barrington Research Associates, Inc. (incorporated by reference to Exhibit 4.2 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

4.6	Intercreditor Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, the other grantors from time to time party thereto, Deutsche Bank AG New York Branch, as collateral agent under the Syndicated Facility Agreement — ABL Revolving Facility, and U.S. Bank National Association, as collateral trustee under the Senior Secured Notes Indenture (incorporated by reference to Exhibit 4.3 to Form 8-K filed by the Registrant on October 6, 2009(File No. 001-08454))

4.7	Collateral Trust Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, as issuer, the guarantors from time to time party thereto, U.S. Bank National Association, as trustee under the indenture, the other secured debt representatives from time to time party thereto and U.S. Bank National Association, as collateral trustee (incorporated by reference to Exhibit 4.4 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

4.8	Pledge Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party thereto and U.S. Bank National Association, as collateral trustee, dated as of September 30, 2009 (incorporated by reference to Exhibit 4.5 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

Number	Description of Exhibit
4.9	Security Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party thereto and U.S. Bank National Association, as collateral trustee, dated as of September 30, 2009 (incorporated by reference to Exhibit 4.6 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

5.1	Opinion of Vedder Price P.C.**

10.1	Credit Agreement, dated as of August 17, 2005, by and among ACCO Brands Corporation, ACCO Brands Europe Ltd., Furlon Holding B.V. (to be renamed ACCO Nederland Holdings B.V.) and the lenders and issuers party hereto, Citicorp North America, Inc., as Administrative Agent, and ABN AMRO Bank, N.V., as Syndication Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated August 17, 2005 and filed August 23, 2005 (File No. 001-08454))

10.2	Amendment No. 1 and Waiver to Credit Agreement among ACCO Brands Corporation, ACCO Nederland Holdings B.V. (as successor to Furlon Holding B.V.), ACCO Brands Europe Ltd., the lenders listed therein, Citicorp North America Inc., as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 14, 2006)

10.3	Amendment No. 2 to Credit Agreement among the Company, certain of its subsidiaries, the lenders listed on the signature pages thereto, and Citicorp North America, Inc., as Administrative Agent (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on April 4, 2006 (File No. 001-08454))

10.4	Amendment No. 3 to Credit Agreement among the Company, certain of its subsidiaries, the lenders listed on the signature pages thereto, and Citicorp North America, Inc., as Administrative Agent (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by the Registrant on November 9, 2006 (File No. 001-08454))

10.5	Amendment No. 4 to Credit Agreement among the Company, certain of its subsidiaries, the lenders listed on the signature pages thereto, and Citicorp North America, Inc., as Administrative Agent (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on January 22, 2008 (File No. 001-08454))

10.6	Amendment No. 5 to Credit Agreement, dated as of December 15, 2008, entered into by ACCO Brands Corporation, ACCO Nederland Holdings B.V., ACCO Brands Europe Ltd. and Citicorp North America, Inc., as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on December 15, 2008 (File No. 001-08454))

10.7	Distribution Agreement, dated as of March 15, 2005, by and between Fortune Brands, Inc. and ACCO World Corporation (incorporated by reference to Annex B to the proxy statement/ prospectus — information statement included in the Registrant’s Registration Statement on Form S-4 (File No. 333-124946))

Number	Description of Exhibit
10.8	Amendment to Distribution Agreement, dated as of August 4, 2005, by and between Fortune Brands, Inc. and ACCO World Corporation (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))

10.9	ACCO Brands Corporation 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))

10.10	ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan, together with Sub-Plan A thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated August 3,2005 and filed August 8, 2005 (File No. 001-08454))

10.11	Copy of resolutions of the Board of Directors of ACCO, adopted August 3, 2005, approving the conversion to ACCO stock options of certain stock options granted pursuant to the Fortune Brands, Inc. 1999 Long-Term Incentive Plan (the “Fortune 1999 LTIP”), the Fortune Brands, Inc. 2003 Long-Term Incentive Plan (the “Fortune 2003 LTIP”), the General Binding Corporation 1989 Stock Option Plan, as amended and restated (the “GBC 1989 Stock Option Plan”), the General Binding Corporation 2001 Stock Incentive Plan for Employees (the “GBC 2001 Stock Plan”) and the General Binding Corporation Non-Employee Directors 2001 Stock Option Plan (the “GBC 2001 Directors Plan”) and the conversion to ACCO restricted stock units of certain restricted stock units that did not vest in full upon consummation of the merger of Acquisition Sub and GBC (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2005 (File No. 001-08454))

10.12	ACCO Brands Corporation Annual Executive Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated August 3, 2005 and filed August 8, 2005 (File No. 001-08454))

10.13	Tax Allocation Agreement, dated as of August 16, 2005, between ACCO World Corporation and Fortune Brands, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated August 12, 2005 and filed August 17, 2005 (File No. 001-08454))

10.14	Tax Allocation Agreement, dated as of August 16, 2005, between General Binding Corporation and Lane Industries, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated August 12, 2005 and filed August 17, 2005 (File No. 001-08454))

10.15	Transition Services Agreement, dated as of August 16, 2005, between ACCO World Corporation and Fortune Brands, Inc. (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4 (File No. 333-128784))

10.16	Description of changes to terms of oral employment agreements for Neal V. Fenwick and Steven Rubin (incorporated by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated September 27, 2005 and filed October 3, 2005 (File No. 001-08454))

Number	Description of Exhibit
10.17	Description of changes to terms of compensation arrangements Messrs. Fenwick and Boris Elisman (incorporated by reference to Item 1.01 of Form 8-K of the Registrant filed on March 6, 2006 (File No. 001-08454))

10.18	Description of changes to terms of compensation arrangements for Messrs. Fenwick and Elisman (incorporated by reference to Item 5.02 of Form 8-K of the Registrant filed on March 7, 2007 (File No. 001-08454))

10.19	Employee Matters Agreement, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation and General Binding Corporation (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-124946))

10.20	Executive Severance/Change in Control Agreement, dated as of August 26, 2000, by and between Steven Rubin and GBC (incorporated by reference to Exhibit 10.15 to General Binding Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 001-08454))

10.21	Letter Agreement, dated as of September 5, 2003, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-4 (File No. 333-124946))

10.22	Letter Agreement, dated November 8, 2000, as revised in January 2001, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-4 (File No. 333-124946))

10.23	Letter Agreement, dated September 8, 1999, between ACCO World Corporation and Neal Fenwick (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-4 (File No. 333-124946))

10.24	Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (incorporated by reference to Annex A of the Registrant’s definitive proxy statement filed April 4, 2006 (File No. 001-08454))

10.25	Amendment to the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on May 19, 2008 (File No. 001-08454))

10.26	ACCO Brands Corporation Executive Severance Plan (effective December 1, 2007) (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on November 29, 2007 (File No. 001-08454))

10.27	2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (incorporated by reference to Exhibit 10.31 to Form 10-K filed by the Registrant on February 29, 2008 (File No. 001-08454))

Number	Description of Exhibit
10.28	Amendment to the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on January 22, 2009 (File No. 001-08454))

10.29	Receivables Sale and Contribution Agreement, dated January 9, 2008, among ACCO Brands Receivables Funding LLC as Buyer and ACCO Brands USA LLC as Originator, Servicer and sole member of ACCO Brands Receivables Funding LLC (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on January 10, 2008 (File No. 001-08454))

10.30	Receivables Purchase Agreement, dated January 9, 2008, among ACCO Brands Receivables Funding LLC, as Seller, ACCO Brands USA LLC, as Servicer, Gotham Funding Corporation, as Purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Registrant on January 10, 2008 (File No. 001-08454))

10.31	Retirement Agreement for David D. Campbell effective as of May 1, 2008 (incorporated by reference to Exhibit 10.3 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))

10.32	Retirement Agreement for Neal V. Fenwick effective as of May 1, 2008 (incorporated by reference to Exhibit 10.4 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))

10.33	Form of Amendment No. 1 to Performance Stock Unit Award Agreement (2006 — 2008 Performance Period) issued under the ACCO Brands Corporation Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))

10.34	Form of Amendment No. 1 to Performance Stock Unit Award Agreement (2007 — 2009 Performance Period) issued under the ACCO Brands Corporation Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 10-Q filed by the Registrant on May 7, 2008 (File No. 001-08454))

10.35	Letter Agreement and General Release between the Company and David D. Campbell (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on November 26, 2008 (File No. 001-08454))

10.36	Letter Agreement dated November 4, 2008, between ACCO Brands Corporation and Robert J. Keller (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on November 5, 2008 (File No. 001-08454))

10.37	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on December 24, 2008 (File No. 001-08454))

Number	Description of Exhibit
10.38	Form of Stock-settled Stock Appreciation Rights Agreement under the ACCO Brands Corporation Amended and Restated 2005 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.46 to Form 10-K filed by the Registrant on March 2, 2009 (File No. 001-08454))

10.39	Letter agreement, dated October 11, 2007, from ACCO Brands Corporation to David A. Kaput (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on March 3, 2009 (File No. 001-08454))

10.40	Syndicated Facility Agreement-ABL Revolving Facility, dated as of September 30, 2009, among ACCO Brands Corporation, certain direct and indirect subsidiaries of ACCO Brands Corporation party thereto, Deutsche Bank AG New York-Branch, as administrative agent for the secured parties and in such capacity, a co-collateral agent, Bank of America, N.A., and General Electric Capital Corporation, as co-collateral agents, and the other agents and lenders named therein (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Registrant on October 6, 2009 (File No. 001-08454))

10.41	Amended and Restated ACCO Brands Deferred Compensation Plan for Non-Employee Directors, effective December 14, 2009 (incorporated by reference to Exhibit 10.41 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))

10.42	Letter agreement, dated November 4, 2008, from ACCO Brands Corporation to Christopher M. Franey (incorporated by reference to Exhibit 10.42 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))

10.43	Letter agreement dated March 6, 2009, from ACCO Brands Corporation to Thomas H. Shortt (incorporated by reference to Exhibit 10.43 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges**

21.1	Subsidiaries of ACCO Brands Corporation (incorporated by reference to Exhibit 21.1 to Form 10-K filed by the Registrant on February 26, 2010 (File No. 001-08454))

23.1	Consent of KPMG LLP**

23.2	Consent of PricewaterhouseCoopers LLP**

23.3	Consent of Vedder Price P.C. (included in Exhibit 5.1 filed herewith)**

24	Powers of attorney (included on the signature pages to initial Form S-4 filing)**

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under the Indenture**

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery**

Number	Description of Exhibit
99.3	Form of Letter to Brokers**

99.4	Form of Letter to Clients**

99.5	Form of Exchange Agent Agreement**

*	Filed herewith.

**	Previously filed.